UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2009

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34473 (Commission File Number)	20-2533768 (I.R.S. Employer Identification No.)

P.O. Box 110526 4101 Research Commons 79 T.W. Alexander Drive Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 316-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2009, Talecris Biotherapeutics Holdings Corp., a Delaware corporation (the “Company”), issued and sold $600 million aggregate principal amount of 7.75% senior notes due 2016 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Private Placement”).  The Notes are guaranteed by certain existing subsidiaries of the Company and will be guaranteed by certain of the Company’s future subsidiaries (the “Guarantors”) and were sold pursuant to a Purchase Agreement, dated October 16, 2009.

The Notes were issued under and are governed by an indenture dated October 21, 2009 (the “Indenture”), between the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors.  The Indenture contains certain covenants limiting, subject to exceptions, carve-outs and qualifications, the ability of the Company and its restricted subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase its capital stock or redeem or repurchase its subordinated debt; (iii) make certain investments; (iv) incur or guarantee additional indebtedness or issue preferred stock; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from its restricted subsidiaries to the Company; (vii) engage in certain sale and leaseback transactions; (viii) engage in certain transactions with affiliates; (ix) transfer or dispose of the capital stock of the restricted subsidiary to persons other than the Company or its restricted subsidiaries; and (x) create unrestricted subsidiaries.  The Indenture also contains certain customary events of default.

The Notes were issued at a gross purchase price equal to 99.321% of their principal amount, resulting in net proceeds to the Company of approximately $553.4 million, after deducting estimated transaction fees, discounts, commissions, and settlement fees to terminate certain interest rate swap agreements.  On October 21, 2009, the Company used the net proceeds from the offering to repay its First and Second Lien Term Loans administered by Morgan Stanley Funding, Inc., which were thereby retired, and a portion of borrowings under its Revolving Credit Facility.  Interest on the Notes will accrue at the rate of 7.75% per annum and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2010. The Company will make each interest payment to the holders of record on the immediately preceding May 1 and November 1.  The Notes will mature on November 15, 2016.

The Notes are senior unsecured obligations of the Company and rank pari passu with all of the Company’s existing and future senior debt and senior to any existing or future subordinated debt. The Notes are guaranteed on a senior unsecured basis by the Guarantors.  The guarantees rank pari passu with all of the existing and future senior debt of the Guarantors.  The Notes and guarantees are effectively subordinated to each company’s secured debt, to the extent of the assets securing such debt.

The Notes may be redeemed, in whole or in part, under the following circumstances:

•                  On or prior to November 15, 2012, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of certain equity offerings at 107.75% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 90 days of the date of the closing of such equity offering.

•                  At any time during each twelve-month period ending on November 15, 2010, 2011 and 2012, the Company may redeem up to 10% of the originally issued principal amount of the Notes at a redemption price equal to 103% of the principal amount of the Notes plus accrued and unpaid interest and additional interest, if any, to the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

•                  On and after March 15, 2012, the Company may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.875% for the twelve-month period beginning on November 15, 2012, 102.583% for the twelve-month period beginning on November 15, 2013, 101.292% for the twelve-month period beginning on November 15, 2014, and 100.00% beginning on November 15, 2015 and at any time thereafter, plus accrued and unpaid interest, and additional interest, if any.

•                  Prior to November 15, 2012, the Company may redeem some or all of the Notes at a specified “make-whole” price plus accrued and unpaid interest and additional interest, if any, to the redemption date.

In addition, if the Company experiences a Change of Control (as defined in the Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any.

In connection with the Private Placement, the Company and the Guarantors entered into an exchange and registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes on October 21, 2009, pursuant to which the Company is obligated, within 180 days after the issuance of the Notes, to file with Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement with respect to an offer to exchange the Notes (and guarantees) for substantially identical new notes (and guarantees) of the Company.  If the Company is not able to effect this exchange offer, the Company has agreed to file a shelf registration statement relating to resales of the Notes. The Company will be obligated to pay damages consisting of additional interest on the Notes if, within the periods specified in the Registration Rights Agreement, it does not file the exchange offer registration statement or the shelf registration statement or doesn’t comply with certain other obligations under the Registration Rights Agreement.

Copies of the Indenture and the Registration Rights Agreement are filed herewith as Exhibits 4.1 and 10.1, respectively.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

4.1

Indenture dated as of October 21, 2009 among Talecris Biotherapeutics Holdings Corp., the Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A. (including Form of 7.75% Note due 2016 attached as Exhibit A)

10.1

Registration Rights Agreement dated as of October 21, 2009 among Talecris Biotherapeutics Holdings Corp., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and the Guarantors named therein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALECRIS BIOTHERAPEUTICS
HOLDINGS CORP.

	By:	/s/ John F. Gaither, Jr.
Name: John F. Gaither, Jr.
Title: General Counsel

Date: October 21, 2009

EXHIBIT INDEX

No.	Description

4.1

Indenture dated as of October 21, 2009 among Talecris Biotherapeutics Holdings Corp., the Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A. (including Form of 7.75% Note due 2016 attached as Exhibit A)

10.1

Registration Rights Agreement dated as of October 21, 2009 among Talecris Biotherapeutics Holdings Corp., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and the Guarantors named therein.